CUSIP # 62957M104

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: September 28, 2015

Global Life Bioventure IV, S.à r.l.

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Class A Manager

By:	/s/ Eddy Dôme
Name:	Eddy Dôme
Title:	Class B Manager

Omega Fund IV, L.P.

By:	Omega Fund IV GP, L.P.
Its:	General Partner

By:	Omega Fund IV GP Manager, Ltd.
Its:	General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Director

Omega Fund IV GP, L.P.

By:	Omega Fund IV GP Manager, Ltd.
Its:	General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Director

Omega Fund IV GP Manager, Ltd.

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Director

CUSIP # 62957M104

Richard Lim

By:	/s/ Richard Lim
Name:	Richard Lim

Otello Stampacchia

By:	/s/ Otello Stampacchia
Name:	Otello Stampacchia

Anne-Mari Paster

By:	/s/ Anne-Mari Paster
Name:	Anne-Mari Paster